                              FORBEARANCE AGREEMENT

         This FORBEARANCE AGREEMENT (this "Agreement") is made as of this 13th day of December, 2002, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation, as agent for Standard Federal Bank National Association (the "Lender"), AM COMMUNICATIONS, INC., a Delaware corporation ("AM Communications"), AM BROADBAND SERVICES, INC., a Delaware corporation ("AM Broadband"), SRS COMMUNICATIONS CORPORATION, a Connecticut corporation ("SRS Communications"), AMC SERVICES, INC., a Delaware corporation ("AMC Services"), AM NEX-LINK COMMUNICATIONS, INC., a Delaware corporation ("AM Nex-Link"), and AM TRAINING SERVICES, INC., a Delaware corporation ("AM Training"). AM Communications, AM Broadband, SRS Communications, AMC Services, AM Nex-Link and AM Training are referred to herein individually each as a "Borrower" and collectively as the "Borrowers".

                                    RECITALS

         WHEREAS, the Borrowers and the Lender are parties to a certain Loan and Security Agreement, dated as of August 14, 2002 (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lender agreed to extend credit to the Borrowers subject to the terms and conditions contained therein;

         WHEREAS, the Borrowers have breached various obligations and continue to be in default under the Loan Agreement, as a result of which the Lender is entitled to exercise its rights and remedies under and in accordance with the Loan Agreement and the Other Documents (defined in the Loan Agreement) (including, without limitation, the right to accelerate the Loans under the Loan Agreement, and the right to foreclose on the Collateral (defined in the Loan Agreement));

         WHEREAS, the Borrowers have requested that the Lender agree to forbear from exercising its rights and remedies against the Borrowers for a certain period of time under certain terms and conditions;

         WHEREAS, the Lender is willing to agree to forbear from exercising its rights and remedies against the Borrowers for a certain period of time, but only on the terms and subject to the conditions set forth herein;

         WHEREAS, the Borrowers and the Lender have agreed to amend the Loan Agreement pursuant to the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, based on these premises, and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

         2. Acknowledgment of Obligations.

              (a) Each Borrower acknowledges and agrees that, (i) as of the Effective Date, such Borrower is unconditionally liable to the Lender on a joint and several basis under the Loan Agreement and each of the Other Documents, for the payment of the principal amount of the Loans (as described in clause (ii) hereof), plus all accrued and unpaid interest through the Effective Date, plus all expenses incurred by the Lender through the Effective Date, including, without limitation reasonable attorneys' fees and expenses, and that, as of the Effective Date, such Borrower has no defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to the such obligations, and (ii) as of December 12, 2002, the aggregate outstanding principal balance of (A) the Revolving Credit Loans is $7,500,000, (B) the Equipment Loans is $96,666.66, (C) Term Loan A is $2,151,111.12 and (D) Term Loan B is $416,666.68.

              (b) Each Borrower hereby ratifies and confirms its obligations under the Loan Agreement and the Other Documents and hereby acknowledges and agrees that the Loan Agreement and the Other Documents remain in full force and effect.

         3. Acknowledgment of Occurrence of Events of Default; Forbearance.

              (a) The Borrowers acknowledge and agree that certain Events of Default have occurred and are continuing under the Loan Agreement and that, as a consequence, the Lender has the right to immediately exercise its rights and remedies under and in accordance with the Loan Agreement and the Other Documents. Each Borrower acknowledges and agrees that the agreement to forbear by the Lender hereunder shall not be construed as a waiver or release of any of the Specified Events of Default (as defined below) or any other Events of Default under the Loan Agreement or the Other Documents which may exist on the date hereof or arise hereafter, and all rights and remedies available to the Lender under the Loan Agreement and the Other Documents, at law or in equity, are hereby preserved. The term "Specified Events of Default" means, collectively, the Events of Default which have occurred prior to the Effective Date as specified on Schedule A attached hereto and made a part hereof.

              (b) Subject to the terms and conditions hereof, on the Effective Date and continuing to, but not including, the Termination Date (as defined below) (the "Forbearance Period"), the Lender shall forbear from exercising its rights and remedies with respect to the Specified Events of Default. The Termination Date shall mean the earlier of (a) the date that is sixty (60) days after the Effective Date, and (b) the date of the occurrence of any Event of Default (other than the Specified Events of Default) including without limitation any violation of or noncompliance with the terms and conditions of this Agreement.

         4. Release. Each Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, including, without limitation, any so-called "lender liability" claims or defenses which it has, may have, or might assert now or in the future against the Lender and/or its participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (individually, a "Releasee" and collectively, the "Releasees"), directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the execution of this Agreement with respect the Liabilities, the Loan Agreement, the Other Documents or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications prior to the execution of this Agreement with respect to the refinancing, restructuring or collection of any of the Liabilities; or (iii) any thing or matter related to any of the foregoing prior to the execution of this Agreement. The inclusion of this paragraph in this Agreement, and the execution of this Agreement by the Lender, does not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which any liability may be asserted. If any Borrower asserts or commences any claim, counter-claim, demand, obligation, liability or cause of action in derogation of the foregoing release or challenges the enforceability of the foregoing release (in each case, a "Violation"), then the Borrowers jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such Violation, all attorneys' fees and costs incurred by such Releasee as a result of such Violation.

         5. Amendments and Modifications.

              (a) The following are effective as of the Effective Date and shall remain in effect so long as the Specified Events of Default are outstanding:

                  (i) The definition of "Applicable Margin" in Section 1 of the Loan Agreement is amended and restated in its entirety as follows:

                  "'Applicable Margin' shall mean, for (a) Revolving Credit Loans, a percentage equal to 1.00%, (b) the Equipment Loans and Term Loan A, a percentage equal to 1.25% and (c) Term Loan B, a percentage equal to 2.50%."

                  (ii) The Borrower confirms that pursuant to the Loan Agreement, as a result of the existence of the Specified Events of Default and notwithstanding any forbearance provided under this Agreement, (i) the LIBOR Rate option and the Lender's commitment with respect to Equipment Loans are suspended, and (ii) no Permitted Advances or payments on the Subordinated Debt shall be made.

              (b) The following are effective as of the Effective Date and shall remain in effect during the Forbearance Period.

                  (i) The definition of "Maximum Revolving Loan Limit" in
Section 1 of the Loan Agreement is amended and restated in its entirety as follows:

                  "'Maximum Revolving Loan Limit' shall mean, at any time, an amount equal to Eight Million Five Hundred Thousand Dollars ($8,500,000)."

                  (ii) Notwithstanding anything to the contrary contained in the Loan Agreement, during the Forbearance Period, the default rate of interest contained in Section 4(a)(iii) of the Loan Agreement shall not apply to the Loans.

(iii) Notwithstanding anything to the contrary contained in clause (iv) of the definition of "Eligible Accounts" contained in Section 1 of the Loan Agreement,
(i) the Lender agrees that Accounts arising from services rendered by the Borrowers to Account Debtors which are unpaid no more than the lesser of (A) 120 days past the original invoice date or (B) 90 days past the original due date, may constitute Eligible Accounts if such Accounts otherwise satisfy the criteria for Eligible Accounts contained in the Loan Agreement, and (ii) the Borrowers and Lender agree that, for purposes of the 25% test for cross-aging Accounts contained in the proviso of clause (iv), Accounts will be cross-aged on a consolidated basis rather than on an individual Borrower basis (and such cross-aging shall be based on Accounts aged past the lesser of (A) 120 days from the original invoice date or (B) 90 days from the original due date).

              (c) Section 12 of the Loan Agreement is amended by adding a new Section subsection (k) which shall read as follows:

         "(k) Additional Subordinated Debt. On or before January 31, 2003, Borrowers shall receive the proceeds of additional Subordinated Debt, to be advanced under terms and subject to agreements acceptable to Lender, in an aggregate principal amount of not less than Three Million Five Hundred Thousand Dollars ($3,500,000) and not more than Four Million Five Hundred Thousand Dollars ($4,500,000), which shall utilized by Borrowers to repay in full Term Loan B (together with accrued and unpaid interest) and thereafter in a manner consistent with Sections 12(g)(ii) and (iv) hereof."

              (d) Section 13 of the Loan Agreement is amended by adding a new clause (vi) at the end of paragraph (b) which shall read as follows:

         "(b) Indebtedness of AM Communications representing a contingent reimbursement obligation owing with respect to a letter of credit issued or which may be issued in favor of Cox Communications, Inc. to support a contract with such entity, which reimbursement obligation (i) shall not be secured by any property of any Borrower, (ii) shall not exceed $500,000 in the aggregate, and (iii) shall be subordinated, under agreements acceptable to Lender, to the Obligations and shall not be paid without Lender's prior written consent."

         6. Representations and Warranties; Additional Covenants.

              (a) In order to induce the Lender to enter into this Agreement, each Borrower represents and warrants to the Lender that (i) the execution, delivery and performance by the Borrowers of this Agreement and the transactions contemplated hereby (A) are and will be within the corporate powers of the Borrowers, (B) have been authorized by all necessary corporate action on behalf of the Borrowers, (C) are not in contravention of any order or decree of any court or governmental unit, or of any law, rule or regulation to which any Borrowers or any of their property is bound, (D) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under (x) any Borrower's articles of incorporation or bylaws or (y) any indenture, agreement, contract or undertaking to which any Borrower is a party or by which any of them or any of their property is bound, and (E) will not result in the imposition of any lien, security interest or other encumbrance on any of the properties of any Borrower; (ii) this Agreement shall be valid, binding and enforceable against the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) other than the Specified Events of Default, no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) has occurred and is continuing and no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) would result from the execution, delivery or consummation of the transactions contemplated by this Agreement.

              (b) On and as of Effective Date, each Borrower confirms, reaffirms and restates to the Lender Parties the representations and warranties set forth in the Loan Agreement and the Other Documents, except to the extent that such representations and warranties solely relate to a specific earlier date in which case such Borrower confirms, reaffirms and restates such representations and warranties as of such earlier date.

              (c) In order to induce the Lender to enter into this Agreement, each Borrower represents and warrants to the Lender that (i) on or about November 1, 2002, AM Communications received the proceeds of additional Subordinated Debt in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) from Mr. Javad K. Hassan, and (ii) as of the Effective Date, the aggregate gross amount of all obligations currently due and owing by Borrowers under the Designated Contracts (without netting or taking into effect any obligations owing to Borrowers) is One Million Seven Hundred Forty-Eight Thousand Nine Hundred Twenty-One and 00/100 Dollars ($1,748,921) (the "Required Minimum Payables"). As an independent covenant of the Borrowers, each Borrower agrees that, so long as the Specified Events of Default are outstanding, no Borrower shall make any payment on account of its obligations under the Designated Contracts if as a result of such payment the aggregate amount of all obligations incurred by the Borrowers would be less than the Required Minimum Payables.

         7. Effectiveness; Conditions Precedent.

              (a) The effectiveness of the amendments and other provisions hereof are subject to the following conditions precedent, including, where applicable, that the Lender shall have received the following documents and other items (all such documents and other items must be in form and substance satisfactory to the Lender):

                  (i) This Agreement duly executed by the Borrowers and the Lender;

                  (ii) A letter agreement among the Lender, the Borrowers and the non-Borrower parties to the Designated Contracts pursuant to which such non-Borrower parties acknowledge and agree that so long as the Specified Events of Default are outstanding (A) the Borrowers shall not pay, and such non-Borrower parties shall not accept, any payment on account of the Borrowers' obligations under the Designated Contracts if as a result of such payment the aggregate amount of all obligations incurred by the Borrowers would be less than the Required Minimum Payables, and (B) the Lender shall be entitled to enforce such terms directly against such non-Borrower parties.

                  (iii) Any and all agreements, instruments and documents required by the Lender to effectuate and implement the terms hereof, the Loan Agreement and the Other Documents (duly executed, where appropriate, by the Borrowers and such other parties, as applicable);

                  (iv) Evidence that the execution, delivery and performance of this Agreement by each Borrower has been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Borrower has been made since August 14, 2002 and that such documents (in the form previously delivered to the Lender) remain in full force and effect;

                  (v) Payment to the Lender a forbearance and amendment fee in an amount equal to Twenty-Five Thousand and 00/100 Dollars ($25,000); and

                  (vi) Payment of all fees and expenses of Blank Rome Comisky & McCauley LLP, counsel to the Lender, incurred by the Lender that are outstanding as of the date hereof.

              (b) The date on which all of the conditions precedent set forth in
Section 7(a) hereof shall have been satisfied or waived is referred to herein as the "Effective Date."

         8. Additional Conditions.

              (a) Borrowers shall deliver to Lender, on or before December 31, 2002, all original vehicle titles (with all necessary signatures to have such titles encumbered in Lender's favor) for unencumbered vehicles and copies of all vehicle titles for vehicles encumbered in favor of another Person. Borrowers use their best efforts to obtain the approval of such other Persons to permit Lender to have a second encumbrance on financed vehicles.

              (b) Borrowers shall cause to be delivered to Lender on or before January 15, 2003 written responses to all verification letters recently sent to Borrowers' customers, with results to be satisfactory to Lender.

              (c) Borrowers shall deliver to Lender on or before December 18, 2002 a detailed inventory listing, in a form satisfactory to Lender, for all inventory in the United States, with Lender then having the option to require an independent appraisal acceptable to Lender of such inventory at Borrowers' expense.

         9. Miscellaneous.

              (a) Except as expressly modified or provided herein or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Loan Agreement and the Other Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Lender of any of its rights and remedies (including, without limitation, any of its rights or remedies as to, or any obligations owing to the Lender of, any person who may be liable to the Lender on account of any of the Liabilities, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Except as otherwise provided herein, each agreement, covenant, representation and warranty of the Borrowers hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by the Borrowers.

              (b) Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Lender all such documents, assignments, financing statements and other documents, as the Lender may require from time to time, to effectuate and implement the purposes of this Agreement, the Loan Agreement and the Other Documents, and to pay or reimburse the Lender for all reasonable attorneys' fees and expenses incurred in connection herewith and therewith.

              (c) Each Borrower covenants, confirms and agrees that as security for the repayment of the Liabilities, the Lender has, and shall continue to have, a continuing first priority, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, as set forth in the Loan Agreement and the Other Documents, as applicable, subject to no liens, security interests or other encumbrances other than Permitted Liens. Each Borrower acknowledges and agrees that nothing herein contained in any way impairs the Lender's existing rights and priority in the Collateral.

              (d) This Agreement, the Loan Agreement (as modified by this Agreement) and the Other Documents contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof. This Agreement, the Loan Agreement (as modified by this Agreement) and the Other Documents may be amended, modified, waived, discharged or terminated only in accordance with the terms of the Loan Agreement and the Other Documents.

              (e) No failure to exercise nor any delay in exercising, on the part of the Lender, of any right, remedy, power or privilege under this Agreement, the Loan Agreement or the Other Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion. In addition, the Borrowers and the Lender hereby agree that, during the pendency of this Agreement, all statutes of limitation and similar laws, rules and equitable theories with respect to the time in which the Lender may bring any claim or action against any of the Borrowers shall be tolled and that the passage of such time shall not otherwise operate to the detriment of the Lender with respect to such rights.

              (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

              (g) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Execution and delivery by facsimile shall bind each of the parties.

              (h) This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

              (i) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              (j) No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

              (k) The headings of any section or paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

              (l) EACH PARTY TO THIS AGREEMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT.

                             *     *     *     *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       AM COMMUNICATIONS, INC.,
                                       as a Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       AM BROADBAND SERVICES, INC.,
                                       as a Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       SRS COMMUNICATIONS
                                       CORPORATION, as a Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       AMC SERVICES, INC., as a Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       AM NEX-LINK COMMUNICATIONS,
                                       INC., as a Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       AM TRAINING SERVICES, INC., as a
                                       Borrower

                                       By: /s/ H. Charles Wilson, III
                                          ----------------------------
                                       Name: H. Charles Wilson, III
                                       Title: Corporate Controller

                                       LASALLE BUSINESS CREDIT, INC.,
                                       as the Lender

                                       By: /s/ William H. Moul, Jr.
                                          ---------------------------
                                       Name: /s/ William H. Moul, Jr.
                                       Title: Assistant Vice President

                                   SCHEDULE A
                           SPECIFIED EVENTS OF DEFAULT

1. Borrowers' failure to comply with Section 14(b) of the Loan Agreement for the 3 month period ended September 28, 2002.

2. Borrowers' failure to comply with Section 14(d) of the Loan Agreement for the current fiscal year.